September 18, 2009 02:47 PM Central Daylight Time

All State Properties Holdings, Inc advises shareholders of change in direction of company

MEMPHIS, Tenn.--(BUSINESS WIRE)--All State Properties Holdings, Inc. (OTCBB: ATPT) a Memphis based company has announced a change of direction with the operations of the company. CEO Robert Gates states that they are now an Oil and Gas Exploration company with two major energy projects to be announced in the very near future. Mr. Gates expresses that at this economic time with prices being at the levels they are at, this is an ideal time to tap into the resources that are available to us in the US. We are assembling a very experienced and talented management team to head both projects. The company’s main priority is shareholder value and they will always keep the shareholders and the company’s best interests in the forefront.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking information. Statements that are not descriptions of historical facts are forward-looking statements provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of our business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance and other matters that are not historical facts. Such statements often include words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

These forward-looking statements are based on the information that was currently available to us, and the expectations and assumptions that were deemed reasonable by us, at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this report or in any of our other communications, except as required by law, and all such forward-looking statements should be read as of the time the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Contacts

For All State Properties Holdings, Inc.

Trinity Media Group, Inc

Jamey Smith, 386-259-4094 (Office)